As filed with the Securities and Exchange Commission on September 1, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
American Eagle Outfitters, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-2721761

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

77 Hot Metal Street Pittsburgh, PA	15203-2329

(Address of Principal Executive Offices)	(Zip Code)
American Eagle Outfitters, Inc. 2005 Stock Award and Incentive Plan
(Full title of the plan)
Neil Bulman, Jr., Esq.
Vice President, Secretary and General Counsel
American Eagle Outfitters, Inc.
77 Hot Metal Street
Pittsburgh, PA 15203

(Name and address of agent for service)
(412) 432-3300

(Telephone number, including area code, of agent for service)
Copies of Correspondence to:
Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration Fee
to be registered	registered (1)	per share (1)(2)	price (1)(2)	(1)
Common Stock, $0.01 par value per share	19,600,000	$13.59	$266,364,000	$14,863.12

(1)	This Registration Statement shall be deemed to cover an indeterminate number of additional shares of American Eagle Outfitters, Inc. Common Stock, $0.01 par value per share, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions, pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended. The maximum aggregate offering price is based on 19,600,000 additional shares registered for issuance under the American Eagle Outfitters, Inc. 2005 Stock Award and Incentive Plan, multiplied by $13.59, the average of the high and low prices of the Common Stock, $0.01 par value per share, of American Eagle Outfitters, Inc. as reported on the New York Stock Exchange on August 31, 2009.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed by American Eagle Outfitters, Inc., a Delaware corporation (the “Registrant”), relating to 19,600,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), issuable under the American Eagle Outfitters, Inc. 2005 Stock Award and Incentive Plan (the “Plan”), which Common Stock is in addition to the 12,250,000 shares of Common Stock registered on the Registrant’s Form S-8, filed on June 30, 2005 (File No. 333-126278) (the “Prior Registration Statement”).
     This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with Instruction E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of shares of Common Stock under the Plan and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EX-5
EX-15
EX-23.(B)

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have previously been filed by the Registrant, as specified, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
     1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 (filed on March 30, 2009) (File No. 001-33338).
     2. The Registrant’s reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since January 31, 2009.
     3. The description of the Registrant’s Common Stock that is contained in the Registrant’s registration statement on Form 8-A filed with the Commission on February 28, 2007 (File No. 001-33338) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     With respect to the unaudited financial information of American Eagle Outfitters, Inc. as of and for the three month periods ended May 2, 2009 and May 3, 2008, incorporated by reference in this Registration Statement on Form S-8, Ernst & Young LLP reported that they have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, their separate report, dated June 2, 2009, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited financial information. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of this Registration Statement on Form S-8 prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit	Exhibit
Number	Description

4(a)	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Form 10-Q dated August 4, 2007 and filed on September 6, 2007).

4(b)	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Form 8-K dated November 20, 2007 and filed on November 26, 2007).

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

15*	Acknowledgement of Independent Registered Public Accounting Firm

23(a)*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23(b)*	Consent of Ernst & Young LLP.

24*	Power of Attorney (contained on signature page hereto).

99	American Eagle Outfitters, Inc. 2005 Stock Award and Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on May 4, 2009).

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on September 1, 2009.

American Eagle Outfitters, Inc.
By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, Secretary and General Counsel

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Joan Holstein Hilson and Neil Bulman, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ James V. O’Donnell James V. O’Donnell	Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2009

/s/ Joan Holstein Hilson Joan Holstein Hilson	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 1, 2009

/s/ Roger S. Markfield Roger S. Markfield	Vice Chairman and Director	September 1, 2009

/s/ Jay L. Schottenstein Jay L. Schottenstein	Chairman and Director	September 1, 2009

/s/ Jon P. Diamond Jon P. Diamond	Director	June 16, 2009

Name	Title	Date

/s/ Michael G. Jesselson Michael G. Jesselson	Director	June 16, 2009

/s/ Janice E. Page Janice E. Page	Director	June 16, 2009

/s/ J. Thomas Presby J. Thomas Presby	Director	June 16, 2009

/s/ Gerald E. Wedren Gerald E. Wedren	Director	June 16, 2009

/s/ Alan T. Kane Alan T. Kane	Director	June 16, 2009

/s/ Cary D. McMillan Cary D. McMillan	Director	June 16, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
American Eagle Outfitters, Inc.
EXHIBITS

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

4(a)	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Form 10-Q dated August 4, 2007 and filed on September 6, 2007).

4(b)	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Form 8-K dated November 20, 2007 and filed on November 26, 2007).

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

15*	Acknowledgement of Independent Registered Public Accounting Firm

23(a)*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23(b)*	Consent of Ernst & Young LLP.

24*	Power of Attorney (contained on signature page hereto).

99	American Eagle Outfitters, Inc. 2005 Stock Award and Incentive Plan (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on May 4, 2009).

*	Filed herewith.

PORTER, WRIGHT, MORRIS & ARTHUR LLP
41 South High Street
Columbus, Ohio 43215-6194
Telephone: 614-227-2000
Facsimile: 614-227-2100
September 1, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Re:	American Eagle Outfitters, Inc. Registration Statement on Form S-8 American Eagle Outfitters Inc. 2005 Stock Award and Incentive Plan (the “Plan”)
Ladies and Gentlemen:
     On behalf of American Eagle Outfitters, Inc. (the “Company”), pursuant to Regulation S-T under the Securities Act of 1933, as amended (the “Act”), and General Instruction D to Form S-8, the Company’s Registration Statement on Form S-8 is being transmitted herewith in connection with the Plan. Pursuant to Rule 457(h) of the Act, a $14,863.12 filing fee has been deposited in the Commissioner’s lock-box.
     Any questions or comments with respect to this filing should be directed to the undersigned at (614) 227-1953.

Very truly yours,
/s/ Robert J. Tannous
Robert J. Tannous

Enclosures